Exhibit 99.1
Capri Holdings Limited Announces Fourth Quarter and Full Year Fiscal 2025 Results
London — May 28, 2025 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today announced its financial results for the fourth quarter and full year fiscal 2025 ended March 29, 2025.
Fourth Quarter Fiscal 2025 Highlights
•Revenue decreased 15.4% on a reported basis and 14.1% in constant currency
•Operating margin of (11.2)%; adjusted operating margin of (3.2)%
•Loss per share of $(5.44); adjusted loss per share of $(4.90) primarily due to a non-cash tax valuation allowance charge

John D. Idol, the Company’s Chairman and Chief Executive Officer said, "Fiscal 2025 was a challenging year for Capri Holdings, but we are optimistic about our path forward as we enter fiscal 2026. While there is uncertainty around the impact of tariffs on the global economic environment, we remain focused on executing against our new strategic initiatives that are designed to return Capri Holdings to future growth. The Company is still in the early stages of its turnaround and we are seeing positive indicators that our strategies are beginning to work."

Mr. Idol continued, "As previously announced, we entered into a definitive agreement to sell Versace to Prada Group. This transaction positions us to invest in our future growth, substantially reduce our debt levels and reinstate a share repurchase program in the future. With our new strategies in place, a focused senior leadership team, and a strong balance sheet we are well positioned to improve performance of both Michael Kors and Jimmy Choo."

Mr. Idol concluded, "Looking ahead, we continue to expect trends to improve throughout fiscal year 2026 positioning us to return to growth in fiscal 2027 and beyond. We are confident in our ability to grow Michael Kors to $4 billion in revenue and Jimmy Choo to $800 million over time, while restoring operating margin to the double-digit range."

Fourth Quarter Fiscal 2025 Results
Financial Results and non-GAAP Reconciliation
The Company’s results are reported in this press release in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and on an adjusted, non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release.
Overview of Capri Holdings Fourth Quarter Fiscal 2025 Results
•Total revenue of $1.0 billion decreased 15.4% compared to last year. On a constant currency basis, total revenue decreased 14.1%.
•Gross profit was $631 million and gross margin was 61.0%, compared to $767 million and 62.7% in the prior year.
•Loss from operations was $116 million and operating margin was (11.2)% compared to an operating loss of $543 million and operating margin of (44.4)% in the prior year. Adjusted loss from operations was $33 million and adjusted operating margin was (3.2)%, compared to adjusted operating income of $78 million and adjusted operating margin of 6.4% in the prior year.
•Net loss was $645 million, or $(5.44) per diluted share, compared to a net loss of $472 million, or $(4.03) per diluted share, in the prior year. Adjusted net loss was $581 million, or $(4.90) per diluted share, compared to adjusted net income of $50 million, or $0.42 per diluted share, in the prior year. Results include a non-cash tax valuation allowance of $545 million taken against the Company's deferred tax assets, of which $119 million was related to Versace.
•Net inventory as of March 29, 2025 was $869 million, a 1% increase compared to the prior year, primarily reflecting $60 million of earlier than anticipated receipts.
•Cash flow from operating activities for fiscal year 2025 was $281 million, while capital expenditures were $128 million, resulting in free cash flow of $153 million.
•Cash and cash equivalents totaled $166 million, and total borrowings outstanding were $1.5 billion, resulting in net debt of $1.3 billion as of March 29, 2025 versus $1.5 billion last year.
Michael Kors Fourth Quarter Fiscal 2025 Results
•Michael Kors revenue of $694 million decreased 15.6% on a reported basis and 14.4% on a constant currency basis.
•Michael Kors gross profit was $407 million and gross margin was 58.6%, compared to $500 million and 60.8% in the prior year.
•Michael Kors operating income was $32 million and operating margin was 4.6%, compared to $116 million and 14.1% in the prior year.
Jimmy Choo Fourth Quarter Fiscal 2025 Results
•Jimmy Choo revenue of $133 million decreased 2.9% on a reported basis and 1.5% on a constant currency basis.
•Jimmy Choo gross profit was $88 million and gross margin was 66.2%, compared to $96 million and 70.1% in the prior year.
•Jimmy Choo operating loss was $10 million and operating margin was (7.5)%, compared to an operating loss of $8 million and operating margin of (5.8)% in the prior year.

Versace Fourth Quarter Fiscal 2025 Results
•Versace revenue of $208 million decreased 21.2% on a reported basis and 19.7% on a constant currency basis.
•Versace gross profit was $136 million and gross margin was 65.4%, compared to $171 million and 64.8% in the prior year.
•Versace operating loss was $13 million and operating margin was (6.3)% compared to an operating income of $1 million and operating margin of 0.4% in the prior year.
Versace Update
As previously announced, on April 10, 2025, Capri Holdings announced that it entered into a definitive agreement to sell Versace to Prada S.p.A. for $1.375 billion in cash subject to certain adjustments. The transaction is expected to close in the second half of calendar 2025, subject to customary closing conditions including regulatory approvals. Beginning in fiscal 2026 Versace will be classified as a discontinued operation.
Outlook
The following guidance is provided on an adjusted, non-GAAP basis. Financial results could differ materially from the current outlook due to a number of external events which are not reflected in our guidance, including changes in global macroeconomic conditions, changes in tariff rates, greater than anticipated inflationary pressures or weakening consumer confidence, and further considerable fluctuations in foreign currency exchange rates. The Company's fiscal 2026 outlook is based on continuing operations, reflecting the Versace business being classified as a discontinued operation.
Fiscal Year 2026 Outlook
Due to the uncertainty around tariffs, including the potential impact on consumer spending, as well as fluctuating foreign currency exchange rates, we are providing guidance assuming a range of outcomes.
For Capri Holdings, the Company expects the following:
•Total revenue of approximately $3.3 to $3.4 billion
•Operating income in a range around $100 million, including the estimated tariff impact
•Net interest income of approximately $85 to $90 million
•Effective tax rate of approximately 15%
•Weighted average diluted shares outstanding of approximately 119 million
•Diluted earnings per share of approximately $1.20 to $1.40
•Ending inventory to decline in the mid-single-digit range
•Capital expenditures of approximately $110 million
For Michael Kors, the Company expects the following:
•Total revenue of approximately $2.75 to $2.85 billion
•Operating margin in the high-single-digit range
For Jimmy Choo, the Company expects the following:
•Total revenue of approximately $540 to $550 million

•Operating margin in the negative mid-single-digit range
First Quarter Fiscal 2026 Outlook
For Capri Holdings, the Company expects the following:
•Total revenue of approximately $765 to $780 million
•Operating margin of approximately break-even
•Net interest income of approximately $15 million
•Effective tax rate of approximately 15%
•Weighted average diluted shares outstanding of approximately 119 million
•Diluted earnings per share of approximately $0.10 to $0.15
For Michael Kors, the Company expects the following:
•Total revenue of approximately $615 to $625 million
•Operating margin in the mid-single-digit range
For Jimmy Choo, the Company expects the following:
•Total revenue of approximately $150 to $155 million
•Operating margin of approximately break-even

Conference Call Information
A conference call to discuss fourth quarter and full year fiscal 2025 results is scheduled for today, May 28, 2025 at 8:30 a.m. ET. A live webcast of the conference call will be available on the Company's website, www.capriholdings.com. In addition, a replay will be available shortly after the conclusion of the call and remain available until June 4, 2025. To access the telephone replay, listeners should dial 1-844-512-2921 or 1-412-317-6671 for international callers. The access code for the replay is 13751838. A replay of the webcast will also be available within two hours of the conclusion of the call. Additionally, a fourth quarter fiscal 2025 earnings highlights presentation is posted on the company's website.
Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global company, foreign currency exchange rates may have a significant effect on our reported results. The Company believes presenting metrics on a constant currency basis will help investors to understand the effect of significant year-over-year foreign currency exchange rate fluctuations and provide a framework to assess how business is performing and expected to perform excluding these effects. We calculate constant currency measures and the related foreign currency impacts by translating the current year's reported amounts into comparable amounts using prior year's foreign exchange rates for each currency. All constant currency performance measures discussed in this press release should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with U.S. GAAP. The Company also presents free cash flow, which is a non-GAAP measure and is calculated by taking net cash provided by operating activities less capital expenditures for the period. The Company believes that free cash flow is an important liquidity measure of cash that is available after giving effect to our capital and strategic plans, and that it is a useful to investors because it measures the Company’s ability to generate or use cash. Additionally, this earnings release includes certain non-GAAP financial measures that exclude certain costs associated with impairment charges, restructuring and other charges, ERP implementation costs, Capri transformation costs and transaction related expenses. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding these items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Capri Holdings Limited
Capri Holdings is a global fashion luxury group consisting of iconic brands Michael Kors, Jimmy Choo and Versace. Our commitment to glamorous style and craftsmanship is at the heart of each of our luxury brands. We have built our reputation on designing exceptional, innovative products that cover the full spectrum of fashion luxury categories. Our strength lies in the unique DNA and heritage of each of our brands, the diversity and passion of our people and our dedication to the clients and communities we serve. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.
Forward Looking Statements
This press release contains statements which are, or may be deemed to be, "forward-looking statements." Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included herein, may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words "plans", "believes", "expects", "intends", "will", "should", "could", "would", "may", "anticipates", "might" or similar words or phrases, are forward-looking statements. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors include but are not limited to, macroeconomic pressures and general uncertainty regarding the overall future economic environment, the imposition or threat of imposition of new or additional duties, tariffs or trade restrictions on the importation of our products; changes in fashion, consumer traffic and retail trends; fluctuations in demand for our products; loss of market share and increased competition; risks associated with operating in international markets and global sourcing activities, including currency fluctuations, disruptions or delays in manufacturing or shipments; departure of key employees or failure to attract and retain highly qualified personnel; levels of cash flow and future availability of credit, Capri's ability to successfully execute its growth strategies or cost reduction measures; the risk of cybersecurity threats and privacy or data security breaches; reductions in our wholesale channel; high consumer debt levels, recession and inflationary pressures and general economic, political, business or market conditions; the impact of epidemics, pandemics, disasters or catastrophes; our ability to successfully execute the proposed sale of Versace to the Prada Group and other risks related to the transaction; extreme weather conditions and natural disasters; acts of war and other geopolitical conflicts; the risk of any litigation relating to the Company's previously proposed merger with Tapestry, Inc., the termination of the merger agreement and/or public disclosures related thereto; as well as the risk factors identified in the Company's Annual Report on Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. Please consult these documents for a more complete understanding of these risks and uncertainties. Any forward-looking statement in this press release speaks only as of the date made and Capri disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

CONTACTS:
Investor Relations:
Jennifer Davis
Jennifer.Davis@CapriHoldings.com
Media:
Press@CapriHoldings.com

SCHEDULE 1
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended		Fiscal Years Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
Total revenue	$1,035	$1,223	$4,442	$5,170
Cost of goods sold	404	456	1,616	1,831
Gross profit	631	767	2,826	3,339
Total operating expenses	747	1,310	3,578	3,580
Loss from operations	(116)	(543)	(752)	(241)
Other expense (income), net	8	(1)	8	(1)
Interest (income) expense, net	(15)	(6)	(37)	6
Foreign currency (gain) loss	(7)	21	4	37
Loss before provision (benefit) for income taxes	(102)	(557)	(727)	(283)
Provision (benefit) for income taxes	542	(85)	452	(54)
Net loss	(644)	(472)	(1,179)	(229)
Less: Net income attributable to noncontrolling interest	1	—	3	—
Net loss attributable to Capri	$(645)	$(472)	$(1,182)	$(229)
Weighted average ordinary shares outstanding:
Basic	118,573,945	117,156,327	118,256,350	117,014,420
Diluted	118,573,945	117,156,327	118,256,350	117,014,420
Net loss per ordinary share:
Basic	$(5.44)	$(4.03)	$(10.00)	$(1.96)
Diluted	$(5.44)	$(4.03)	$(10.00)	$(1.96)

SCHEDULE 2
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	March 29, 2025	March 30, 2024
Assets
Current assets
Cash and cash equivalents	$166	$199
Receivables, net	277	332
Inventories, net	869	862
Prepaid expenses and other current assets	209	215
Total current assets	1,521	1,608
Property and equipment, net	513	579
Operating lease right-of-use assets	1,213	1,438
Intangible assets, net	1,116	1,394
Goodwill	688	1,106
Deferred tax assets	—	352
Other assets	162	212
Total assets	$5,213	$6,689
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$485	$352
Accrued payroll and payroll related expenses	109	107
Accrued income taxes	68	64
Short-term operating lease liabilities	350	400
Short-term debt	24	462
Accrued expenses and other current liabilities	300	310
Total current liabilities	1,336	1,695
Long-term operating lease liabilities	1,253	1,452
Deferred tax liabilities	339	362
Long-term debt	1,476	1,261
Other long-term liabilities	437	319
Total liabilities	4,841	5,089
Commitments and contingencies
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 227,672,351 shares issued and 117,913,201 outstanding at March 29, 2025; 226,271,074 shares issued and 116,629,634 outstanding at March 30, 2024	—	—
Treasury shares, at cost (109,759,150 shares at March 29, 2025 and 109,641,440 shares at March 30, 2024)	(5,462)	(5,458)
Additional paid-in capital	1,476	1,417
Accumulated other comprehensive income	57	161
Retained earnings	4,297	5,479
Total shareholders’ equity of Capri	368	1,599
Noncontrolling interest	4	1
Total shareholders’ equity	372	1,600
Total liabilities and shareholders’ equity	$5,213	$6,689

SCHEDULE 3
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED REVENUE DATA
($ in millions)
(Unaudited)

		Three Months Ended		Fiscal Years Ended
		March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
Revenue by Segment and Region:
Versace	The Americas	$68	$87	$260	$338
	EMEA	79	105	344	444
	Asia	61	72	217	248
Versace Revenue		208	264	821	1,030

Jimmy Choo	The Americas	38	41	168	176
	EMEA	63	58	287	266
	Asia	32	38	150	176
Jimmy Choo Revenue		133	137	605	618

Michael Kors	The Americas	455	519	2,051	2,298
	EMEA	160	189	665	791
	Asia	79	114	300	433
Michael Kors Revenue		694	822	3,016	3,522

Capri	The Americas	561	647	2,479	2,812
	EMEA	302	352	1,296	1,501
	Asia	172	224	667	857
Total Capri Revenue		$1,035	$1,223	$4,442	$5,170

SCHEDULE 4
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

	Three Months Ended		Fiscal Years Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
Total revenue:
Versace	$208	$264	$821	$1,030
Jimmy Choo	133	137	605	618
Michael Kors	694	822	3,016	3,522
Total revenue	1,035	1,223	4,442	5,170

Gross profit:
Versace	$136	$171	$575	$724
Jimmy Choo	88	96	405	426
Michael Kors	407	500	1,846	2,189
Total gross profit	631	767	2,826	3,339

Selling, general and administrative expenses:
Versace	$136	$154	$571	$644
Jimmy Choo	91	96	393	394
Michael Kors	355	364	1,426	1,473
Corporate	31	68	191	273
Total selling, general and administrative expenses	613	682	2,581	2,784

Depreciation and amortization:
Versace	$14	$15	$58	$55
Jimmy Choo	7	7	29	29
Michael Kors	20	21	79	82
Corporate	7	6	27	22
Total depreciation and amortization	48	49	193	188

Loss from operations:
Versace	$(13)	$1	$(54)	$25
Jimmy Choo	(10)	(8)	(17)	3
Michael Kors	32	116	341	634
	9	109	270	662
Less: Corporate expenses	(55)	(65)	(233)	(275)
Restructuring and other charges	(7)	(30)	(7)	(33)
Impairment of assets	(79)	(549)	(797)	(575)
Transaction related income (costs)	16	(8)	15	(20)
Total loss from operations	$(116)	$(543)	$(752)	$(241)

Operating margin:
Versace	(6.3)%	0.4%	(6.6)%	2.4%
Jimmy Choo	(7.5)%	(5.8)%	(2.8)%	0.5%
Michael Kors	4.6%	14.1%	11.3%	18.0%
Capri	(11.2)%	(44.4)%	(16.9)%	(4.7)%

SCHEDULE 5
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
SUPPLEMENTAL RETAIL STORE INFORMATION
(Unaudited)

	As of
Retail Store Information:	March 29, 2025	March 30, 2024
Versace	228	236
Jimmy Choo	219	234
Michael Kors	711	769
Total number of retail stores	1,158	1,239

SCHEDULE 6
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	March 29, 2025	March 30, 2024	As Reported	Constant Currency
Total revenue:
Versace	$208	$264	(21.2)%	(19.7)%
Jimmy Choo	133	137	(2.9)%	(1.5)%
Michael Kors	694	822	(15.6)%	(14.4)%
Total revenue	$1,035	$1,223	(15.4)%	(14.1)%

	Fiscal Years Ended		% Change
	March 29, 2025	March 30, 2024	As Reported	Constant Currency
Total revenue:
Versace	$821	$1,030	(20.3)%	(19.6)%
Jimmy Choo	605	618	(2.1)%	(1.5)%
Michael Kors	3,016	3,522	(14.4)%	(13.8)%
Total revenue	$4,442	$5,170	(14.1)%	(13.5)%

SCHEDULE 7
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended March 29, 2025
	As Reported	Impairment of Assets	Restructuring and Other Charges(1)	ERP Implementation(2)	Capri Transformation(3)	Transaction Related Expenses(4)	As Adjusted
Gross profit	$631	$—	$—	$—	$—	$—	$631

Operating expenses	$747	$(79)	$(7)	$(1)	$(12)	$16	$664

Total loss from operations	$(116)	$79	$7	$1	$12	$(16)	$(33)

Operating Margin	(11.2)%	7.5%	0.7%	0.1%	1.2%	(1.5)%	(3.2)%

Loss before provision for income taxes	$(102)	$79	$7	$1	$12	$(16)	$(19)
Provision for income taxes	$542	$18	$1	$—	$2	$(2)	$561
Net loss attributable to Capri	$(645)	$61	$6	$1	$10	$(14)	$(581)
Weighted average diluted ordinary shares outstanding	118,573,945						118,573,945
Diluted net loss per ordinary share - Capri	$(5.44)	$0.51	$0.05	$0.01	$0.08	$(0.11)	$(4.90)
______________________
(1)Amounts impacting operating expenses primarily relate to Global Optimization Plan severance, lease termination gains and other store closure costs.
(2)Represents a multi-year ERP implementation which includes accounting, finance and wholesale and retail inventory solutions in order to create standardized finance IT applications across our organization.
(3)The Capri transformation program represents a multi-year, multi-project initiative intended to improve the operating effectiveness and efficiency of our organization by creating best in class shared platforms across our brands and by expanding our digital capabilities. These initiatives cover multiple aspects of our operations including supply chain, marketing, omni-channel customer experience, e-commerce, data analytics and IT infrastructure. During Fiscal 2024, the majority of our operational and IT projects were paused and we will continue to reassess these projects, along with related timing, in Fiscal 2026.
(4)Relates to costs incurred by the Company in connection with the previously terminated merger agreement with Tapestry, Inc as well as the previously announced sale of Versace to Prada.

SCHEDULE 8

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Fiscal Year Ended March 29, 2025
	As Reported	Impairment of Assets	Restructuring and Other Charges(1)	ERP Implementation(2)	Capri Transformation(3)	Transaction Related Expenses(4)	As Adjusted
Gross profit	$2,826	$—	$—	$—	$—	$—	$2,826

Operating expenses	$3,578	$(797)	$(7)	$(10)	$(44)	$15	$2,735

Total (loss) income from operations	$(752)	$797	$7	$10	$44	$(15)	$91

Operating Margin	(16.9)%	17.8%	0.2%	0.2%	1.0%	(0.3)%	2.0%

(Loss) income before provision for income taxes	$(727)	$797	$7	$10	$44	$(15)	$116
Provision for income taxes	$452	$101	$1	$1	$6	$(2)	$559
Net loss attributable to Capri	$(1,182)	$696	$6	$9	$38	$(13)	$(446)
Weighted average diluted ordinary shares outstanding	118,256,350						118,256,350
Diluted net loss per ordinary share - Capri	$(10.00)	$5.89	$0.05	$0.08	$0.32	$(0.11)	$(3.77)
______________________
(1)Amounts impacting operating expenses primarily relate to Global Optimization Plan severance, lease termination gains and other store closure costs.
(2)Represents a multi-year ERP implementation which includes accounting, finance and wholesale and retail inventory solutions in order to create standardized finance IT applications across our organization.
(3)The Capri transformation program represents a multi-year, multi-project initiative intended to improve the operating effectiveness and efficiency of our organization by creating best in class shared platforms across our brands and by expanding our digital capabilities. These initiatives cover multiple aspects of our operations including supply chain, marketing, omni-channel customer experience, e-commerce, data analytics and IT infrastructure. During Fiscal 2024, the majority of our operational and IT projects were paused and we will continue to reassess these projects, along with related timing, in Fiscal 2026.
(4)Relates to costs incurred by the Company in connection with the previously terminated merger agreement with Tapestry, Inc as well as the previously announced sale of Versace to Prada. In November 2024, the Company received approximately $45 million from Tapestry, Inc. as reimbursement for merger related costs.

SCHEDULE 9

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended March 30, 2024
	As Reported	Impairment of Assets(1)	Restructuring and Other Charges(2)	ERP Implementation(3)	Capri Transformation(4)	Transaction Related Expenses	As Adjusted
Gross profit	$767	$—	$—	$—	$—	$—	$767

Operating expenses	$1,310	$(549)	$(30)	$(5)	$(29)	$(8)	$689

Total (loss) income from operations	$(543)	$549	$30	$5	$29	$8	$78

Operating Margin	(44.4)%	44.8%	2.5%	0.4%	2.4%	0.7%	6.4%

Foreign currency loss	$21	$—	$—	$—	$—	$—	$21

(Loss) income before (benefit) provision for income taxes	$(557)	$549	$30	$5	$29	$8	$64
(Benefit) provision for income taxes	$(85)	$86	$7	$1	$4	$1	$14
Net (loss) income attributable to Capri	$(472)	$463	$23	$4	$25	$7	$50
Weighted average diluted ordinary shares outstanding	117,156,327						118,221,490
Diluted net (loss) income per ordinary share - Capri	$(4.03)	$3.93	$0.20	$0.04	$0.22	$0.06	$0.42
______________________
(1)Asset impairment charges primarily relate to the impairment of the Jimmy Choo Retail and Wholesale reporting units goodwill and Versace and Jimmy Choo brand intangible assets, as well as the impairment of certain operating lease right-of-use assets.
(2)Amounts impacting operating expenses primarily relate to Global Optimization Plan costs, equity awards associated with Capri's acquisition of Gianni Versace S.r.l and severance expenses incurred during the fourth quarter.
(3)Represents a multi-year ERP implementation which includes accounting, finance and wholesale and retail inventory solutions in order to create standardized finance IT applications across our organization.
(4)The Capri transformation program represents a multi-year, multi-project initiative intended to improve the operating effectiveness and efficiency of our organization by creating best in class shared platforms across our brands and by expanding our digital capabilities. These initiatives cover multiple aspects of our operations including supply chain, marketing, omni-channel customer experience, e-commerce, data analytics and IT infrastructure.

SCHEDULE 10

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Fiscal Year Ended March 30, 2024
	As Reported	Impairment of Assets(1)	Restructuring and Other Charges(2)	ERP Implementation(3)	Capri Transformation(4)	Transaction Related Expenses	As Adjusted
Gross profit	$3,339	$—	$—	$—	$—	$—	$3,339

Operating expenses	$3,580	$(575)	$(33)	$(18)	$(113)	$(20)	$2,821

Total (loss) income from operations	$(241)	$575	$33	$18	$113	$20	$518

Operating Margin	(4.7)%	11.2%	0.6%	0.3%	2.2%	0.4%	10.0%

Foreign currency loss	$37	$—	$(17)	$—	$—	$—	$20

(Loss) Income before provision for income taxes	$(283)	$575	$50	$18	$113	$20	$493
(Benefit) Provision for income taxes	$(54)	$92	$11	$4	$23	$4	$80
Net (loss) income attributable to Capri	$(229)	$483	$39	$14	$90	$16	$413
Weighted average diluted ordinary shares outstanding	117,014,420						118,057,806
Diluted net (loss) income per ordinary share - Capri	$(1.96)	$4.10	$0.33	$0.12	$0.77	$0.14	$3.50
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(1)Asset impairment charges primarily relate to the impairment of the Jimmy Choo Retail and Wholesale reporting units goodwill and Versace and Jimmy Choo brand intangible assets, as well as the impairment of certain operating lease right-of-use assets.
(2)Amounts impacting operating expenses primarily relate to Global Optimization Plan costs, equity awards associated with Capri's acquisition of Gianni Versace S.r.l and severance expense.
(3)Represents a multi-year ERP implementation which includes accounting, finance and wholesale and retail inventory solutions in order to create standardized finance IT applications across our organization.
(4)The Capri transformation program represents a multi-year, multi-project initiative intended to improve the operating effectiveness and efficiency of our organization by creating best in class shared platforms across our brands and by expanding our digital capabilities. These initiatives cover multiple aspects of our operations including supply chain, marketing, omni-channel customer experience, e-commerce, data analytics and IT infrastructure.